EXHIBIT 4.1


                                INTERACTIVE DATA
                           FINANCIAL TIMES Information
                               100 William Street
                                   15th Floor
                               New York, NY 10038

                            USA Tel: (212) 269-6300

                              Fax: (212) 771-6445


February 6, 2001


Van Kampen Funds Inc.
One Parkview Plaza
Oakbrook Terrace, IL 60181


         Re:      Van Kampen Focus Portfolios
                  Financial Institutions Portfolio, Series 8A
                  Financial Institutions Portfolio, Series 8B
                  Global Energy Portfolio, Series 17
                  The Roaring 2000sSM  Portfolio, Series 10A
                  The Roaring 2000sSM Portfolio, Series 10B
                  (A Unit Investment Trust) Registered Under the Securities Act of 1933, File No. 333-54124


  Gentlemen:

         We have examined the Registration Statement for the above captioned Fund, a copy of which is attached hereto.

         We hereby consent to the reference in the Prospectus and Registration Statement for the above captioned Fund to Interactive Data Financial Times Information, as the Evaluator, and to the use of the Obligations prepared by us which are referred to in such Prospectus and Statement.

         You are authorized to file copies of this letter with the Securities and Exchange Commission.

                                                               Very truly yours,


                                                                     Steve Miano
                                           Director Fixed Income Data Operations